SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.   20549

______________________________________________________________________________
FORM 8-K

CURRENT REPORT

______________________________________________________________________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934.

April 15, 2003

DATE OF REPORT (Date of earliest event reported)

BRASS EAGLE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-23385	71-0578572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 SE 30TH Street, Bentonville, Arkansas   72712
(Address of principal executive offices)    (zip code)

(479) 464-8700
(Registrant's telephone number, including area code)

BRASS EAGLE INC.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

99 (i)	Press Release dated April 15, 2003, issued by Registrant

ITEM 9.    REGULATION FD DISCLOSURE

The Registrant is providing information required under Item 12 under Item 9. On April 15, 2003, Brass Eagle Inc. issued a press release pre-announcing First Quarter Sales and Earnings. A copy of the press release is attached hereto as Exhibit 99 (i).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRASS EAGLE INC.

DATE: April 22, 2003	BY: /s/ J. R. Brian Hanna
J. R. Brian Hanna
Vice President - Finance and Chief Financial Officer and Treasurer
(on behalf of the Registrant and as the
Registrant's principal Financial and Accounting Officer)

EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT

99 (i)	Press Release dated April 15, 2003, issued by Registrant

EXHIBIT 99 (i)

BRASS EAGLE INC.

	Company Contact:	J. R. Brian Hanna
Brass Eagle Inc.
Chief Financial Officer
(479) 464-6630
For Immediate Release

Brass Eagle Inc. Pre-Announces First Quarter Sales and Earnings
Revises Fiscal 2003 Guidance

Bentonville, AR, April 15, 2003 - Brass Eagle Inc. (Nasdaq: XTRM) the worldwide leader in the manufacturing, marketing and distribution of paintball products today pre-announced sales and earnings for the first quarter ended March 31, 2003, and revises guidance for fiscal 2003.

Brass Eagle expects to report net sales for the first quarter of $13.4 million versus $20.1 million for the same period last year. The Company expects to report diluted earnings per share loss of $0.03 for the first quarter compared to diluted earnings per share of $0.14 for the first quarter of fiscal 2002. The Company will report actual results on May 6, 2003.

Brass Eagle now expects fiscal year 2003 sales to range from $98 million to $105 million. The Company also expects fiscal 2003 diluted earnings per share to range from $1.10 to $1.20.

Lynn Scott, Brass Eagle President and CEO stated, "The soft retail environment prompting reductions in major retailers' inventories and wartime uncertainties caused lower than expected first quarter sales results. We remain cautious about the retail environment over the course of the year; although it appears retail inventories have been sufficiently decreased through the first few months. We continue to believe the basic business of Brass Eagle is sound."

Mr. Scott concluded, "We remain the leader in a growing market with strong demographic trends at our back. We will continue to focus on growing our core business while simultaneously looking to diversify into complementary markets."

Brass Eagle is unique in providing a full line of paintball markers and accessory products from beginner through competition level. The Company is the dominant supplier of products for this rapidly growing sport. Brass Eagle was named one of the "Top 100" Hot Growth Companies by Business Week magazine in 1998, 1999 and 2001, and one of the IW Growing Companies 25, America's Most Successful Small Manufacturers by Industry Week magazine.

Certain statements in this press release (including statements containing the words "expect," "will," "believe," "continue," "anticipate," "could," "intend" and similar words) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Brass Eagle, its industry or others to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from Brass Eagle's expectations include the following: (1) Intensifying competition, including specifically the intensification of price competition, the entry of new competitors and the introduction of new products by new and existing competitors; (2) Failure to obtain new customers or retain existing customers; (3) Inability to carry out marketing, sales or other business plans and strategies; (4) Loss of key executives; (5) General economic and business conditions which are less favorable than expected; and (6) Unanticipated changes in industry trends.